Exhibit 21

SUBSIDIARIES OF LONE STAR TECHNOLOGIES, INC.

I.                                         Environmental Holdings, Inc.

A.                                   Zinkanada, Inc.

B.                                     Zinklahoma, Inc.

II.                                     Lone Star Steel Company

A.                                   Lone Star Logistics, Inc.

B.                                     Lone Star Steel International, Inc.

C.                                     Lone Star Steel Sales company

D.                                    Rotac, Inc.

E.                                      Star Tubular Services, Inc.

F.                                      Texas & Northern Railway Company

III.                                 Lone Star ST Holdings, Inc.

A.                                   Fintube Technologies, Inc.

1.                                       Fintube Canada, Inc.

2.                                       Aletas y Birlos Mexicana, S.A. de C.V.

a. Aletas y Birlos, S.A. de C.V.

IV.                                 Bellville Tube Company, L.P.

V.                                     Wheeling Machine Products, L.P.

VI.                                 Delta Tubular Processing, L.P.

VII.                             Delta Tubular International, L.P.